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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 5, 1999 (except for Note 11, as to which the date is August 23, 1999) with respect to the financial statements of ASD Systems, Inc. for the year ended December 31, 1998, the financial statements of ASD Partners, Ltd. for the period October 14, 1997 to December 31, 1997, and to the use of our reports dated August 5, 1999 with respect to the financial statements of the Fulfillment Division of Athletic Supply of Dallas, LLC for the period December 21, 1996 to October 13, 1997 and the financial statements of the Fulfillment Division of Athletic Supply of Dallas, Inc. for the period January 1, 1996 to December 20, 1996, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-85983) and related Prospectus of ASD Systems, Inc. for the registration of 5,000,000 shares of common stock.

                                          /s/ Ernst & Young, LLP

Dallas, Texas

November 8, 1999